MAA Announces Public Offering of 1,700,000 Shares of Common Stock

MEMPHIS, Tenn., Feb. 27, 2012 /PRNewswire/ -- MAA (NYSE: MAA) today announced that it is offering 1,700,000 shares of common stock in an underwritten public offering. UBS Investment Bank and Jefferies & Company, Inc. will act as joint bookrunning managers for the offering. MAA has also granted the underwriters a 30-day option to purchase up to an additional 255,000 shares of common stock to cover overallotments, if any. The last reported sale price of MAA's common stock on the New York Stock Exchange on February 24, 2012 was $63.13. The offering is subject to customary closing conditions.

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MAA intends to use the net proceeds to partially fund acquisition and development plans for 2012, repay existing indebtedness and other general corporate purposes. All of the shares of common stock are being offered by MAA and will be issued under MAA's currently effective shelf registration statement filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of MAA common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The offering may be made only by means of a prospectus supplement and accompanying prospectus describing the terms of the offering, copies of which may be obtained from:

UBS Investment Bank
Prospectus Department
299 Park Avenue
New York, NY 10171
or by telephone toll free at (888) 827-7275

or

Jefferies & Company, Inc.
Attn: Equity Syndicate Prospectus Department
520 Madison Avenue, 12th Floor
New York, NY, 10022
or by telephone toll free at (877) 547-6340
or by email at Prospectus_Department@Jefferies.com

About MAA
MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 48,537 apartment units throughout the Sunbelt region of the U.S. For further details, please contact Investor Relations at investor.relations@maac.com. 6584 Poplar Ave., Memphis, TN 38138.

Forward-Looking Statements
MAA considers portions of this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

CONTACT: Investor Relations of MAA, +1-901-682-6600, investor.relations@maac.com